                                                                      EX-99.p.1.

                                 ABERDEEN FUNDS

                                     Form of
                   Code of Ethics and Personal Trading Policy

I.   Overview

     Too frequently, a focus on money and its management leads to compromises in integrity,  conflicts of interest,  and loss of broader perspective.  We seek to address each of these areas in this Code of Ethics (the  "Code")  adopted by the series  (each a "Fund") of  Aberdeen  Funds (the  "Trust")  and  Aberdeen  Asset
Management Inc. (the "Adviser"). Each person (including the Adviser's directors)
when joining Adviser, and annually thereafter, is requires to certify in writing compliance with the Code. A glossary of terms is located at Appendix A.

     This Code has been adopted by Fund and the Adviser in compliance  with Rule
17j-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act") and
Rule 204A-1 under the Investment  Advisers Act of 1940 (the "Advisers Act"). Any
material  change to this Code must be approved  by the Funds'  Board of Trustees and the Adviser's Compliance Committee.

     The Adviser's Chief  Compliance  Officer or designee ("CCO") is responsible for the administration of this Code. Any questions related to the Code should be directed to the CCO.

II.  Frequently Asked Questions

A.   Who is an Access Person?

     All the  Adviser's  employees,  staff  and  directors  of the  Adviser  are considered Access Persons.  Therefore,  an employee or staff person "becomes" an
Access  Person upon being hired.  See Appendix A for the complete  definition of who is an Access Person. Reporting requirements for Access Persons include those accounts in which the Access Person has direct or indirect Beneficial Ownership.
See below and Appendix A for a more detailed explanation of Beneficial Ownership or Beneficial Interest. Notwithstanding the foregoing, an Access Person does not include those persons deemed to be Exempt-Access Persons.

B.   Which Securities are Subject to this Code?

     This Code applies to all investments in Covered Securities.

     A "Covered Security" means all securities  described in Section 2(a)(36) of the 1940 Act and Section  202(a)(18)  of the Advisers Act except (i)  securities that are direct  obligations  of the  Government of the United  States,  such as
Treasury  bills,  notes  and  bonds  and  derivatives  thereof,   (ii)  bankers'
acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high quality  short-term debt instruments  (including  repurchase  agreements),  (vi)
shares of money market funds, (vii) shares of registered,  open-end mutual funds
(other  than  shares  of  Advised  Funds),  and  (viii)  shares  issued  by unit investment  trusts that are invested  exclusively  in one or more open-end funds
(none of which are Advised Funds).  Please note that shares of closed-end  funds are included under the definition of Covered Security.  Furthermore,  all shares of  Exchange-Traded  Funds  ("ETFs"),  whether  organized  as open-end  funds or otherwise, are considered Covered Securities for purposes of this Code.

     To  clarify,  a Covered  Security  includes  shares of an Advised  Fund and shares of a unit  investment  trust that invests in an Advised Fund.  Therefore, the  purchase  or sale of shares of an Advised  Fund as well as the  purchase or sale of shares issued by unit investment  trusts that are invested in an Advised
Fund are subject to reporting under the Code (although as indicated below do not require pre-clearance).

C.   Which Accounts are Covered by this Code?

     This Code covers all personal securities accounts and transactions in which an Access Person has direct or indirect Beneficial  Ownership.  This may include accounts  not only in the  names of  Access  Persons,  but  other  accounts  not registered in their names, including accounts held for their benefit, by certain family members and by certain trusts,  estates,  employeeships and corporations.
Accounts managed by another investment adviser in which the Access Person has no direct or indirect influence or control over investment  decisions made for that account are not covered by this Code.

     See  Appendix  A for a  more  complete  description  of the  definition  of
Beneficial  Ownership  and the types of accounts  that are subject to this Code.
The following is an example of a transaction  that is subject to reporting under this Code (this  example  is not meant to cover all cases,  but only to show how the Code works in a particular fact situation):

     Example:  The wife of an Access Person has a custodial  account for a minor child.  Because  of the  Beneficial  Ownership  provisions,  this is an  account subject  to  the  Code.  The  account  holds  Covered  Securities.  The  Covered
Securities are sold. This  transaction is reportable  under the Code and subject to the pre-clearance requirements (as discussed below).

III. Standards of Conduct

A. Adviser's Business Values

     As highlighted in the Adviser's  mission  statement,  our primary role is a financial one. As stewards of other people's  money,  we are required to act for their  benefit,  while  subordinating  our personal  interests to advance  their interests. Accordingly, we strive to:

     o    uphold the highest standards of integrity;
     o    maintain a long term  risk-adjusted  investment  performance record in the top 5% of investment advisers;
     o    provide friendly, quality service; and
     o    achieve a superior (efficient) cost structure.

     Our four  business  values are stated in order;  it is not by accident that integrity is at the top of this list. The Adviser will not compromise  integrity to excel in any other area.  Long term,  we believe our  commitment to integrity will actually contribute to better investment performance,  service quality, and efficiency as well - but even if it doesn't - integrity  will  prevail.  We look for ways to  challenge  each  other  positively  to strive  to meet this  ideal.
Material  breaches  of this Code will be dealt with at the  highest  level (at a minimum  in  discussion  with the Funds'  Board of  Trustees  and the  Adviser's
Compliance  Committee) and could result in loss of  employment.  The Code is not just a document to read once and put away. Issues of integrity are a part of our normal business activity, and the Adviser's staff discusses them as they arise.

B. Conflicts of Interest

     We seek to  manage  conflicts  of  interest  in the  best  interest  of our
Clients.  Adviser  believes  that a  "Conflict  of  Interest"  occurs  when  the interests of Adviser, its employees, other personnel, and/or other third parties are placed ahead or could  potentially  be placed ahead of the  interests of its
Clients.  This definition also includes  conflicts  between Clients or groups of
Clients and situations  where  personnel could receive  personal  profits and/or benefits.  The Adviser  maintains a conflicts of interest policy  addressing the identification and management of the Adviser's conflicts of interests.

C. Disclosure and Confidentiality

     All  employees  (and the  Adviser's  directors)  are  required to zealously
protect  the  confidentiality  of  our  investment   management  techniques  and
non-public  information  on our Clients and  shareholders.  Our  Confidentiality
Agreement,  which all employees (and the Adviser's  directors) sign,  formalizes this process.

D. Gifts

     Employees  may not  accept any gifts over $100 in value from any one person or entity doing business with or potentially  doing business with the Adviser or
Funds on a calendar year basis, excluding perishable items. Perishable items may be accepted and shared with other  employees to the extent  possible.  Employees may use discretion in submitting to the auction  promotional items of de minimis value (such as pens,  trinkets,  etc.). See the Adviser's Gift and Entertainment
Policy for further information.

E. Our Word

     One's  verbal or written  commitment  affects  others'  perceptions  of our integrity.  When we are unable to meet a  commitment  we try to  inform,  and as appropriate, to renegotiate the terms of our commitment.

F. Peer Accountability and Communication

     We encourage  our employees to have open and honest  communication  to help each other  uphold our core  values,  build a  participant  environment  for all employees and strengthen  accountability  of our teams. We are committed to this endeavor as  evidenced by our weekly  staff  meetings  and periodic  training to improve our communication skills.

G. Serving on Company Boards

     Any employee's (or director's) participation on the board of directors of a for-profit  public or private company must be cleared by the CCO and reported to the Adviser's Compliance Committee.  Non-profit board positions must be reported to the CCO. Serious  consideration must be given to the  appropriateness of such
relationships,   potential   conflicts   of   interest,   and  insider   trading
considerations.

H. Loss of Broader Perspective

     We  fight  the  tendency   toward   financial   myopia  through   training,
company-wide  discussions,  and  encouraging  a strong and positive life outside work.

I. Compliance with Federal Securities Laws

     Each employee (and the Adviser's  directors)  shall comply with  applicable
Federal Securities Laws.

J. Unlawful Actions

     It is unlawful for any affiliated person of or principal  underwriter for a
Fund,  or  any  affiliated  person  of an  investment  adviser  of or  principal underwriter  for a Fund,  in connection  with the purchase or sale,  directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     1.   To employ any device, scheme or artifice to defraud the Fund;
     2.   To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the  statements  made to the Fund, in light of the circumstances  under which they are made, not misleading;
     3.   To engage in any act,  practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
     4.   To engage in any manipulative practice with respect to the Fund.

IV. Personal Trading Restrictions

A. General Overview

     We  encourage  all  Access   Persons,   but  investment   management   team
("Investment  Management Team") members especially,  to hold shares of the Funds
(or any other Advised Fund) as their primary method of investment. Our investors should be able to expect the best  performance  Adviser is able to  achieve.  In short,  they should be able to say, "I want to invest in what they are investing
in."

     When an  individual  becomes an Access  Person,  including  a member of the
Investment  Management  Team  or a  director  of the  Adviser,  he or she  will, generally,  not be required to sell Covered Securities held in personal accounts that are also held in Client  accounts as long as the  individual  complies with the reporting  requirements of this Code of Ethics. This provision is subject to
Adviser's review of all Access Persons' personal securities holdings at the time of employment and annually thereafter.

B. All Access Persons

     Access  Persons may not purchase or sell any Covered  Security  (except for shares of an Advised Fund) that the Adviser:

     1.   Is purchasing or selling in Client accounts;
     2.   Has recommended for purchase or sale in Client accounts;
     3.   Has  decided to purchase  or sell in Client  accounts  but has not yet made the recommendation; or
     4.   Is seriously considering  purchasing or selling in Client accounts but has not yet made a final decision related to such Covered Security.

     Personal  securities  transactions in Covered Securities are subject to the pre-clearance requirements outlined below in Section V.

C. Investment Management Team - Additional Restriction

     Investment Management Team members,  including portfolio managers and other investment  management  staff, may not purchase any Covered Security  (including
ETFs)  (except  for  shares  of an  Advised  Fund)  that is  held in any  Client portfolio  or is under  serious  consideration  for  purchase  or sale in Client accounts by Adviser. Under limited  circumstances,  and subject to pre-clearance requirements described in Section V. below, members of the Investment Management
Team may sell securities which are, or could be held in Client portfolios.

     Further,  Investment  Management Team members are prohibited from investing in Initial Public Offerings.

C. Insider Trading

     Insider  trading  is a serious  breach of  confidentiality  and is  against federal  securities  laws.  Insider  trading is generally  defined as the use of material  non-public  information to trade in securities or the communication of this information to others. The use of material,  non-public  information either by an employee (or the Adviser's  directors) for his/her own personal benefit or disclosed to any person  outside of Adviser  employment  is  considered  insider trading.  Material  information is information which a reasonable investor would consider important in making an investment  decision or is reasonably certain to have a substantial impact on the price of a company's securities.  If a employee
(or the  Adviser's  directors)  receives  information  believed  to be  material non-public  information,  he or she should not communicate  this  information to anyone outside of Adviser and should refrain from communicating this information to any employee other than the CCO. The CCO will make a determination  as to the appropriate  action to be taken including the  communication of this information to other  employees  and/or  legal  counsel.  Please see the  Adviser's  insider trading policy for more information.

V. Pre-clearance of Personal Securities Transactions

     Access  Persons  may  not  engage  in  a  personal  securities  transaction involving  a Covered  Security  unless it has been  approved  through  Adviser's
pre-clearance   process.   Access  Persons  seeking  pre-clearance  of  personal
securities  transactions involving a Covered Security must complete and submit a pre-clearance  form to Chief  Compliance  Officer.  A member  of the  Investment
Management  Team listed above will  pre-clear  all such  transactions.  Under no circumstances may someone  approve/disapprove his/her own pre-clearance request.
All approved  personal  securities  transactions must be completed within twenty four hours  following the date of approval.  If the trade is not executed within this twenty four hour time period, a new pre-clearance form must be submitted.

     No  explanations  are required for refusals.  In some cases,  trades may be rejected for reasons that are confidential.

     Transactions  in an Advised Fund are not required to be  pre-cleared by any
Access Person.

Initial Public Offerings and Limited Offerings

     Access Persons are prohibited  from acquiring any Covered  Securities in an
Initial Public Offering or Limited Offering, unless there is prior approval on a pre-clearance form. However,  Investment  Management Team members are prohibited from investing in Initial Public Offerings.

VI. Reporting Requirements - Access Persons

     A. Annual and Initial Holdings Reports (excluding the Independent  Trustees of the Adviser

     Every Access Person shall disclose to the Chief Compliance  Officer (or her designee) all personal Covered Securities  holdings and all securities  accounts
(including  accounts that hold only  securities  excluded from the definition of
Covered  Security no later than ten days after  becoming an Access Person (which in most cases may be upon  commencement  of employment)  (the "Initial  Holdings
Report")  and  thereafter  on an annual  basis as of  December  31 (the  "Annual
Holdings Report").  Forms for this purpose are attached to the Code (Forms A and
B). The  information in the Initial  Holdings  Report and Annual Holdings Report
must be  current  as of a date no more than 45 days prior to the date the report is submitted. Securities account statements may be attached to the report rather than listing each holding on the form so long as the statements  contain all the required information, as described below.

     Further,  a report  need not be  completed  if the CCO is in receipt of the
Access  Person's  account  statements so long as the statements  contain all the required information, as described below. Additionally, those Access Persons not completing the Annual  Holdings Report will be required to confirm in writing to the CCO that the statements  received by Adviser are complete and accurate.  The
CCO will provide a composite list of all such statements for the Access Person's review and approval.

     Information to be included in this report is as follows:

     o    Account Number;
     o    Security Name;
     o    Ticker Symbol or CUSIP number;
     o    Number of Shares or Par;
     o    Principal Amount;
     o    Broker or Bank Name; and
     o    Date of the Report.

B. Quarterly  Transaction  Reports  (excluding the  Independent  Trustees of the
Adviser

     Every Access Person is required to submit  reports to the Chief  Compliance
Officer (or her  designee) no later than 30 days after the end of each  calendar quarter  describing  each personal  transaction in a Covered  Security  effected
(including those that have been  pre-cleared) and securities  accounts opened or
closed  (including   accounts  that  hold  only  securities  excluded  from  the definition of Covered  Security)  during the quarter.  The report must be signed and dated by the reporting  person and include a complete  response to each item on the Quarterly Transactions Report (Form D). An Access Person does not have to report  transactions  effected  pursuant to an Automatic  Investment Plan. If an
Access Person has no  transactions or account  openings/closings  to report in a calendar  quarter,  he or she must check the "no  transactions to report" box on the Quarterly Transactions Report, sign and date the report and return it to the
CCO (or her designee) by the reporting deadline.

     Late  filings  are not  acceptable  and can  lead to  disciplinary  action, including termination of employment.

     Access Persons need not disclose  securities  transactions on the Quarterly
Transactions  Report if the report  would  duplicate  information  contained  in broker trade  confirmations/statements  timely  received (i.e., no later than 30 days  after  the  end of the  quarter)  by  the  CCO.  All  Access  Persons  are responsible  for ensuring  Compliance  receives the account  statements with the required  information,  as described below,  and, if not received,  completing a
Quarterly Transactions Report.

     Information  to be included  on this  quarterly  transactions  report is as follows:

     o    Trade Date;
     o    Security Name;
     o    Ticker Symbol, CUSIP number;
     o    Number of Shares or Par;
     o    Interest Rate and Maturity;
     o    Type of Transaction (Purchase, Sale or Other);
     o    Price;
     o    Principal Amount;
     o    Broker Name;
     o    Account Number; and
     o    Date of Report.

C. Reporting Requirements - Independent Trustees of the Adviser

     Each Independent Trustee (that is, one who is not an "interested person" of the Fund as defined  in the 1940 Act) must  within 30 days after the end of each calendar  quarter  file a  report  with the  Chief  Compliance  Officer  (or her designee) as to any transactions  involving a Covered Security where the Trustee at the time of the transaction knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund should have known,  that, during the 15-day period  immediately  preceding or after the transaction,  the Covered
Security was purchased or sold by the Fund or was being  considered for purchase or sale by the Fund.  To the extent an  Independent  Trustee  must file a report under this  section,  such report must contain all of the  information  required above under Section VI(B).

D. CCO Review and Reporting Requirements

     The Chief Compliance Officer (or her designee) reviews reports submitted by
Access  Persons and  prepares a  quarterly  report to the  Adviser's  Compliance
Committee of personal securities trading and reporting.

     The CCO will submit her own personal securities reports, as required,  to a employee  who is a member  of the  Operating  Committee  who shall  fulfill  the oversight duties of the CCO with respect to the CCO's reports.

VII Reports to the Funds' Board of Trustees

     The Chief  Compliance  Officer of the Funds and the Adviser shall report in writing  to the  Funds'  Board of  Trustees  at  least  annually  regarding  the following matters not previously reported:

     o    Significant issues arising,  including material violations of the Code of Ethics and violations that, in the aggregate, are material, and any sanctions imposed;
     o    Significant  conflicts of interest  involving the personal  investment policies of the Fund or the Adviser,  as  applicable,  even if they do not involve a violation of the Code of Ethics; and
     o    The results of monitoring of personal investment  activities of Access
          Persons in accordance with the procedures.

     Each such report shall  certify that the Funds or Adviser,  as  applicable, have adopted  procedures  reasonably  necessary to prevent  Access  Persons from violating the Code of Ethics.

     In addition to the annual report, the Chief Compliance Officer shall report to the  Funds'  Board of  Trustees  promptly,  but no later  than the next board meeting,  regarding  serious  violations  of this Code that are  reported to the
Chief  Compliance  Officer and any exceptions  granted  pursuant to Section VIII below.

     The Chief  Compliance  Officer shall have  discretion  to determine  that a violation  is not  material  and need not be  included in a report to the Funds'
Board of  Trustees  if she finds that by reason of the size of the  transaction, the  circumstances  or otherwise,  no fraud or deceit or  manipulative  practice could  reasonably  be  found  to  have  been  practiced  on an  Advised  Fund in connection  with its  holding or  acquisition  of the  security or that no other material  violation of this Code has occurred.  A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

     The Funds' Board of Trustees  shall  consider  reports made to it hereunder and  may  impose  such  sanctions  or  further  sanctions,  in  addition  to any forfeiture it deems  appropriate,  including,  among other  things,  a letter of sanction or suspension or termination of the employment of the violator.

VIII. Exceptions

     If an employee has a beneficial  interest in an account  which the employee
feels  should  not  be  subject  to  the  Code's   pre-clearance   or  reporting
requirements,  the employee should submit a written request for clarification or an exemption to the Chief  Compliance  Officer.  To the extent  applicable,  the request should name the account,  describe the nature of the employee's interest in the account, the person or firm responsible for managing the account, and the basis or reasons for which the  exemption  is being  claimed.  Requests  will be considered on a case-by-case basis by the Chief Compliance  Officer.  An example of a situation  where  grounds for an exemption  may be present is an account in which the  employee  has no  influence  or control  (e.g.,  the  employee  has a professionally managed account over which the employee has given up discretion).
In all transactions involving an account for which an exemption has been granted a  employee  must,  however,  conform  to the  spirit  of the Code and avoid any activity  which might appear to conflict  with the  interests of Clients or with the employee's position with Adviser .

     Any exceptions  granted  pursuant to this Section VIII shall be reported to the Funds' Board of Trustees.

IX. Violations

     All Access  Persons  (including the Adviser's  directors and  Exempt-Access
Persons) are  required to notify the Chief  Compliance  Officer  promptly of any violations (or suspected  violations) of the Code and may do so anonymously,  if they so choose.  As part of our obligation as stewards of other people's  money, we take  compliance  with  this  Code  seriously.  Accordingly,  Access  Persons
(including the Adviser's directors and Exempt-Access  Persons) are encouraged to communicate  concerns  quickly and without fear of reprisal even in cases where, after  investigation,  it is  determined  that a  violation  did not occur.  Any retaliation  against a person  reporting a  violation  will be viewed as serious breach of the Code. The CCO shall make a written record of investigate  any such reports promptly and take an actions deemed appropriate.

X. Compliance with Code Acknowledgements

     All Access Persons must certify  compliance  with the Code upon becoming an
Access Person and on an annual basis thereafter. Every such person shall certify in writing to the Chief Compliance Officer (or her designee) that:

     o    They have received, read and understand the Code;
     o    They understand that they are subject to the Code;
     o    They have complied and will comply with the  requirements  of the Code
          (or for new Access Persons that they will comply); and
     o    They have reported or will report all personal securities transactions and accounts required to be reported by the Code.

     In addition,  the Chief  Compliance  Officer (or her designee) will provide each person subject to this Code with a copy of any amendments to the Code. Each such  person  shall  certify  in  writing  that  they  have  received,  read and understand the amendments to the Code.

XI. Record Retention Requirements

     The Adviser shall maintain the following records at its principal office:

     o    The Code and any  related  procedures,  and any code  that has been in effect  during the past seven years shall be  maintained  in an easily accessible place;
     o    A copy of any  acknowledgements  of recipient of the Code will be kept for the  duration of each Access  Person's  tenure and for seven years thereafter;
     o    A record of any  violation  of the Code and of any  action  taken as a result of the  violation,  to be  maintained  in an easily  accessible place for at least  seven  years  after the end of the fiscal  year in which the  violation  occurs.  Such  records  of  violations  will not identify "whistleblower" employees to protect their anonymity;
     o    A copy  of each  report  under  the  Code  by (or  duplicate  brokers'
          confirmations/statements  for the account of) an Access Person,  to be maintained for at least seven years,  the first two years in an easily accessible place;
     o    A record of all  persons  subject  to this Code  during the past seven years;
     o    A copy of each report by the Chief Compliance  Officer to the Board of an Advised Fund, to be maintained for at least seven years,  the first two years in an easily accessible place; and
     o    All pre-clearance  approvals, and the reasons supporting the decision, are to be maintained for at least seven years.
     o    A copy of  each  certification  provided  by an  Exempt-Access  Person
          (described  in Section X above) for the duration of each such person's tenure and seven years thereafter.
     o    A copy of any exceptions  granted  pursuant to Section VII of the Code and reasons for granting such  exception are to be maintained  for the duration of the requesting person's tenure and seven years thereafter.

                   Code of Ethics and Personal Trading Policy

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

     o    "Access Person" means: (i) any director, officer, employee or employee of the Adviser or Funds; (ii) any director,  officer, general employee or  employee of a company in a Control  relationship  with the Adviser who, in connection with his or her regular  functions or duties makes, participates  in, or obtains  information  regarding,  the purchase or sale of a  Covered  Security  by a  Client  or  Advised  Fund or other advisory Clients for which the Adviser provides  investment advice, or whose  functions  relate  to the  making of any  recommendations  with respect to such purchases or sales; and (iii) any natural persons in a
          Control   relationship   with  the  Adviser  who  obtain   information
          concerning  recommendations made to a Client or Advised Funds or other advisory  Clients  with  regard to the  purchase  or sale of a Covered
          Security.  Notwithstanding  the  foregoing,  an Access Person does not include an Exempt-Access Person.

     o    "Exempt-Access Person." The Adviser's and Funds' officers,  directors, employees and other related  persons are presumed to be Access Persons for this Code. However,  certain persons, such as certain officers and directors  of  the  Adviser,  or  other  persons,  such  as  temporary employees,  often do not have actual access to investment or portfolio information or participate  in the  recommendation  process for Client accounts.  Where the CCO has  determined  that the relevant  director, officer,  employee or temporary employee:  (1) does not have access to nonpublic information with respect to Client holdings, transactions or
          securities   recommendations;   and  (2)  is  not   involved   in  the
          recommendation  process, the CCO may determine to treat such person as an  "Exempt-Access  Person" for  purposes of this Code.  Exempt-Access
          Persons  must,  prior  to being so  designated  and at least  annually thereafter,  certify to the CCO, in the form attached as Form F, as to the  relevant  facts and  circumstances  that  formed the basis of the
          CCO's above-described determination.

     o    "Advised Fund" means an investment  company  registered under the 1940
          Act for which the Adviser serves as investment adviser or sub-adviser.
          Therefore, this includes each series of the Trust as well as any other
          funds  for  which  the  Adviser   serves  as  investment   adviser  or
          sub-adviser.

     o    "Automatic  Investment Plan" means a program in which regular periodic purchases  (or  withdrawals)  are  made  automatically  in  (or  from)
          investment  accounts in accordance  with a  predetermined  schedule or
          allocation.   An  Automatic   Investment   Plan  includes  a  dividend
          reinvestment plan.

     o    "Beneficial  Ownership"  has the same  meaning as in Rule  16a-1(a)(2)
          under the Securities Exchange Act of 1934, as amended (the "1934 Act")
          in determining  whether a person is a beneficial owner for purposes of
          Section  16  of  the  1934  Act.  As  a  general  matter,  "beneficial ownership"  will be  attributed  to an Access  Person in all instances where the person has or shares (i) the ability to purchase or sell the security;  (ii) voting power; or (iii) a direct or indirect  pecuniary
          interest  in  such   security,   including   through   any   contract,
          arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

          (i)  securities held in a person's own name;

          (ii) securities  held with  another  in joint  tenancy,  as tenants in common, or in other joint ownership arrangements;

          (iii) securities  held by a bank or broker as nominee or  custodian on such persons' behalf or pledged as collateral for a loan;

          (iv) securities  held by  immediate  family  members  sharing the same
               household   ("immediate  family"  means  any  child,   stepchild,
               grandchild,  parent,  stepparent,  grandparent,  spouse, sibling,
               mother-in-law,    father-in-law,   son-in-law,   daughter-in-law,
               brother-in-law,    or    sister-in-law,     including    adoptive
               relationships); and

          (v)  securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any  uncertainty  as to whether an Access  Person  beneficially  owns a security should be brought to the attention of the CCO.

     o    "Client"  includes any person or entity for which the Adviser provides investment advisory services.

     o    "Control" has the same meaning as in Section  2(a)(9) of the 1940 Act.
          Section  2(a)(9)  provides  that Control means the power to exercise a controlling  influence  over the  management or policies of a company, unless  such power is solely the result of an official  position  with such  company.  Ownership  of 25% or more of a  company's  outstanding voting  securities  is presumed to give the holder of such  securities control over the  company.  This  presumption  may be countered by the facts and circumstances of a given situation.

     o    "Covered Security" has the meaning given to such term in Section II.B.
          of the Code.

     o    "Exchange-Traded  Fund" ("ETF") includes a type of investment  company whose  investment  objective  is  to  achieve  the  same  return  as a particular  market index yet it trades like a stock. An ETF is similar to an index fund in that it will primarily invest in the securities of companies  that are included in a selected  market index.  An ETF will invest in either all of the securities or a  representative  sample of the securities included in the index.

     o    "Federal  Securities Laws" means the Securities Act of 1933 (the "1933
          Act"),  the  Securities  Exchange  Act of 1934 (the "1934  Act"),  the
          Sarbanes-Oxley  Act of 2002, the  Investment  Company Act of 1940, the
          Investment  Advisers  Act of 1940,  Title V of the  Gramm-Leach-Bliley
          Act, and any rules adopted by the SEC under these  statutes,  the Bank
          Secrecy Act as it applies to funds and  investment  advisers,  and any rules adopted thereunder by the SEC or the Department of the Treasury.

     o    "Initial Public  Offering" means an offering of securities  registered under  the 1933 Act,  the  issuer of  which,  immediately  before  the registration,  was  not  subject  to  the  reporting  requirements  of
          Sections 13 or 15(d) of the 1934 Act.

     o    "Limited  Offering" means an offering that is exempt from registration under  the  1933 Act  pursuant  to  Section  4(2) or  Section  4(6) or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

     o    A  "Security  Held or to be  Acquired  by a Fund"  means  any  Covered
          Security which, within the most recent 15 days, is or has been held by an Advised Fund, or is being or has been considered by an Advised Fund or the Adviser for  purchase  by the Advised  Fund,  and any option to purchase or sell, and any security  convertible  into or  exchangeable for, any such Covered Security.